Exhibit 23(a)



             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3, used to register 200,000 shares of St. Joseph Light & Power Company's common stock, of our reports dated January 23, 1997, included in St. Joseph Light & Power Company's Annual Report on Form 10-K for the year ended December 31, 1996, and to all references to our firm included in this Registration Statement.




/s/ Arthur Andersen LLP




Kansas City, Missouri
December 22, 1997